Exhibit 99.1
StubHub Announces Second Quarter 2026 Results
–Gross Merchandise Sales increased to a record $3.1 billion, up 34% year over year –
–Revenue increased to a record $573.1 million, up 33% year over year –
–Adjusted EBITDA increased 94% to $105.7 million; adjusted EBITDA margin up nearly 600 basis points year over year to 18% –
–Increases full-year GMS outlook to reflect strong second quarter results –
–Strengthened balance sheet with additional debt reduction, including a $100.0 million payment in July –
NEW YORK, NY – August 12, 2026 – StubHub Holdings, Inc. (NYSE: STUB), a leading global ticketing marketplace for live events, today reported financial results for the second quarter ended June 30, 2026.
“The second quarter demonstrated strong demand for live events, highlighted by a record-setting World Cup. Our results reflect StubHub’s leadership in the resale market and our ability to deliver these experiences to fans at scale,” said Eric Baker, Founder, Chairman and Chief Executive Officer of StubHub. “We remain focused on our vision for long-term growth — enhancing the fan experience, democratizing access to live events, and expanding our addressable market.”
Financial Highlights
•Gross Merchandise Sales (“GMS”)1 of $3.1 billion, a $789.5 million, or 34% increase compared to $2.3 billion in the prior-year period.
•Revenue of $573.1 million, or approximately 19% of GMS, a 33% increase compared to $430.3 million in the prior-year period.
•Net income of $14.6 million, representing a 3% net income margin, compared to a net loss of $53.8 million in the prior-year period.
•Adjusted EBITDA1 of $105.7 million, representing an 18% adjusted EBITDA margin, a 94% increase compared to $54.3 million in the prior-year period.
•Net cash provided by operating activities was $321.9 million, inclusive of net inflows of buyer receipts and seller payments, compared to $19.3 million in the prior-year period.
•Free cash flow1 was $309.7 million, compared to $9.7 million in the prior-year period.
•Cash and cash equivalents of $1.7 billion; payments due to sellers of $1.2 billion.
•Further strengthened balance sheet with year-to-date debt reduction of $200.0 million, including a $100.0 million payment in May and a $100.0 million payment in July, with total debt reduction of $1.1 billion in the last 12 months.
•Net leverage1 improved to 3.0x trailing 12-month adjusted EBITDA as of June 30, 2026, a 1.5x reduction compared to 4.5x as of December 31, 2025.

Full Year 2026 Financial Outlook
StubHub is increasing its GMS outlook and reiterating its adjusted EBITDA outlook for full year 2026:
•GMS of $10.1 billion to $10.3 billion
•Adjusted EBITDA2 of $400 million to $420 million
These guidance ranges constitute forward-looking statements and reflect information available to the company as of the date hereof. There can be no assurance that the company’s actual results will not differ materially from the estimates set forth, including as a result of factors outside of the company’s control. See cautionary note below regarding “Forward-Looking Statements.”

1.For definitions and applicable reconciliations, please refer to “Key Business Metric and Non-GAAP Financial Measures” and the tables under “Reconciliations of GAAP to Non-GAAP Financial Measures” below.
2.A reconciliation of Adjusted EBITDA guidance to the corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to results computed in accordance with GAAP. For example, stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Class A common stock, and future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Conference Call and Webcast Information
StubHub will host a conference call and live webcast to discuss its second quarter 2026 results today at 5:00 PM Eastern Time.
The live webcast and replay may be accessed on StubHub’s investor relations website, investors.stubhub.com, along with a copy of the earnings presentation and this press release.
About StubHub
StubHub is a leading global ticketing marketplace for live events. Through StubHub and its international brand viagogo, the company services customers in over 200 countries and territories, supporting over 30 languages and accepting payments in over 45 currencies – from sports to music, comedy to dance, festivals to theater. StubHub offers a safe and convenient way to buy or sell tickets to live events across the world for memorable live experiences.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the full year 2026, growth in market position, growth strategies, and ability to deliver sustainable long-term value for our stakeholders. Our actual results may differ materially from expectations, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, and you should not rely on these as predictions of future events. Factors that may cause differences include, without limitation: the demand for tickets on our platform or for live events in general; our ability to maintain relationships with buyers and sellers, including individual sellers, professional sellers and content rights holders; changes in or any limitation or discontinuation of support by internet search engines and related technologies that impact how consumers find information online; our ability to compete in the ticketing industry against current or future competitors; our ability to continue to improve our platform and maintain and enhance our brands; our ability to expand into adjacent market opportunities across live entertainment and into additional live event and experience categories; our ability to expand the adoption of our platform for open distribution and disrupt the legacy primary ticketing model; the effects of seasonal trends on our results of operations; our ability to attract and retain a qualified management team and other team members while controlling our labor costs; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates and rising inflation rates; our ability to comply with existing laws, rules and regulations as well as the implementation of new or changing laws, rules and regulations and other legal uncertainties; the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events; our ability to successfully defend against litigation; our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cybersecurity risks; our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations or service our debt, contractual commitments or obligations; our ability to remediate material weaknesses in our internal control over financial reporting; and the increased expenses associated with being a public company. For additional information on other potential risks and uncertainties that could cause actual results to differ from expected results, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q. All forward-looking statements are based on information available to us as of the date of this press release and are made only as of such date. We undertake no obligation to update these statements to reflect subsequent events or circumstances, except as required by law.
Contact
Investors:
ir@stubhub.com
Media:
pr@stubhub.com

STUBHUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$573,068	$430,295	$1,019,113	$827,902
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	104,592	75,132	170,407	137,588
Operations and support	18,780	13,960	33,736	26,126
Sales and marketing	274,087	235,206	499,994	454,110
General and administrative	146,338	74,529	251,983	145,428
Depreciation and amortization	9,815	6,412	17,708	12,756
Total costs and expenses	553,612	405,239	973,828	776,008
Income from operations	19,456	25,056	45,285	51,894
Interest income	12,236	10,365	22,762	18,667
Interest expense	(22,200)	(43,868)	(39,468)	(86,305)
Other expense, net	—	(352)	—	(352)
Foreign currency gains (losses)	3,864	(61,125)	24,454	(85,170)
Loss on extinguishment of debt	(1,877)	—	(1,877)	—
Gains (losses) on derivatives	753	(1,499)	6,290	(834)
Total other income (expense), net	(7,224)	(96,479)	12,161	(153,994)
Income (loss) before income taxes	12,232	(71,423)	57,446	(102,100)
Benefit for income taxes	2,375	17,594	5,206	26,088
Net income (loss)	14,607	(53,829)	62,652	(76,012)
Net income (loss) attributable to common stockholders	$(40)	$(75,925)	$32,497	$(111,814)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.00)	$(0.25)	$0.09	$(0.37)
Diluted	$(0.00)	$(0.25)	$0.06	$(0.37)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	378,710,978	304,729,749	369,086,762	304,615,069
Diluted	378,710,978	304,729,749	381,777,937	304,615,069

STUBHUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,693,051	$1,241,587
Accounts receivable	13,946	6,909
Inventory	4,967	9,228
Prepaid expenses and other current assets	73,021	37,924
Total current assets	1,784,985	1,295,648
Non-current assets:
Property and equipment, net	122,425	73,254
Trademarks and trade names	864,800	864,800
Other intangible assets, net	26,983	38,243
Goodwill	2,686,701	2,686,701
Restricted cash	25,522	17,543
Deferred tax assets	2,205	2,083
Other non-current assets	44,937	75,781
Total assets	$5,558,558	$5,054,053
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$52,732	$71,087
Payments due to buyers and sellers	1,306,617	845,892
Accrued expenses and other current liabilities (including zero and $17,894 under the fair value option, respectively)	349,770	334,305
Total current liabilities	1,709,119	1,251,284
Non-current liabilities:
Long-term debt obligations, non-current	1,396,271	1,506,957
Deferred tax liabilities	100,411	93,226
Other non-current liabilities	274,913	260,971
Total liabilities	3,480,714	3,112,438
Commitments and contingencies
Redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 490,000 and 794,893 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively; aggregate liquidation preference of $721,140 and $1,027,583 as of June 30, 2026 and December 31, 2025, respectively	454,350	758,027
Stockholders’ equity:
Class A common stock, $0.001 par value; 3,000,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 355,269,216 and 321,320,641 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	355	321
Class B common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 24,750,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	25	25
Additional paid-in capital	4,931,923	4,522,498
Accumulated other comprehensive income	39,142	71,347
Accumulated deficit	(3,347,951)	(3,410,603)
Total stockholders’ equity	1,623,494	1,183,588
Total liabilities, redeemable preferred stock, and stockholders’ equity	$5,558,558	$5,054,053

STUBHUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$62,652	$(76,012)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,403	1,235
Amortization of intangible assets	11,305	11,521
Stock-based compensation	100,014	7,531
Amortization of debt issuance costs	2,403	4,255
Losses on derivatives	12,059	6,689
Amortization of unrealized losses on cash flow hedge	(16,219)	(3,659)
Unrealized foreign exchange (gains) losses	(26,625)	86,898
Loss on extinguishment of debt	1,877	—
Deferred income taxes	(7,926)	(30,670)
Fair value change for preferred stocks and preferred stock bifurcated derivatives	(8,031)	4,375
Other	2,155	7,466
Changes in operating assets and liabilities:
Accounts receivable	(7,142)	(2,573)
Inventory	4,261	743
Prepaid expenses and other current assets	(30,709)	(9,329)
Other non-current assets	16,493	(8,252)
Operating lease right-of-use assets	2,241	2,181
Accounts payable	(15,328)	(15,892)
Payments due to buyers and sellers	472,491	160,720
Accrued expenses and other current liabilities	23,954	(10,735)
Other non-current liabilities	16,607	42,701
Operating lease liabilities	(2,660)	(1,552)
Net cash provided by operating activities	620,275	177,641
Cash flows from investing activities:
Capitalized software development costs	(19,414)	(15,075)
Purchases of property and equipment	(585)	(798)
Purchases of intangible assets	(44)	(942)
Net cash used in investing activities	(20,043)	(16,815)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock upon exercise of stock options and warrants	142	53
Proceeds from issuance of Series N redeemable preferred stock	—	50,000
Proceeds from issuance of Series O redeemable preferred stock	—	30,475
Repurchase and retirement of Class A common stock	—	(1,000)
Repayment of long-term debt obligations	(100,000)	(9,763)
Payments of tax withholding obligations on vested equity awards	(36,251)	—
Payments of deferred offering costs	(2,407)	(1,845)
Net cash (used in) provided by financing activities	(138,516)	67,920
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,273)	14,288
Net increase in cash, cash equivalents, and restricted cash	459,443	243,034
Cash, cash equivalents, and restricted cash at beginning of period	1,259,130	1,015,911
Cash, cash equivalents, and restricted cash at end of period	$1,718,573	$1,258,945

STUBHUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2026	2025
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$1,693,051	$1,242,010
Restricted cash in prepaid expenses and other current assets	—	352
Restricted cash	25,522	16,583
Total cash, cash equivalents, and restricted cash	$1,718,573	$1,258,945
Supplemental cash flow information
Cash paid for:
Interest	$60,872	$106,059
Non-cash investing and financing activities:
Stock-based compensation capitalized in development of capitalized software	$34,451	$183
Deferred offering costs accrued, unpaid	$—	$7,149

Key Business Metric and Non-GAAP Financial Measures
StubHub regularly reviews the key business metric, GMS, and the non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Leverage, Adjusted Gross Margin, Adjusted Sales and Marketing Expenses, Adjusted Operations and Support Expenses, and Adjusted General and Administrative Expenses to evaluate our business, measure our performance, identify trends, prepare financial projections and make business decisions. The measures set forth below should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP is set forth below under “Reconciliations of GAAP to Non-GAAP Financial Measures.” A reconciliation of our Adjusted EBITDA guidance to the corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP. For example, stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of our Class A common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Gross Merchandise Sales represents the total dollar value paid by buyers for ticket transactions and fulfillment. GMS includes fees we charge buyers and sellers that can vary by transaction, as well as the net proceeds we remit to sellers. Our definition of GMS does not include applicable sales, value-added and other indirect taxes, shipping costs and the impact of discounts and coupons as well as event cancellations or expected cancellations after the initial transaction on our platform. We believe it is useful to exclude these items, primarily refunds due to event cancellations, as GMS is a key metric used by management to measure business performance.
Adjusted EBITDA is calculated as net (loss) income excluding results from non-operating sources including interest income and expense, (benefit) provision for income taxes, other (income) expense, net, foreign currency (gains) losses, (gains) losses on derivatives, depreciation and amortization, acquisition-related costs, loss on extinguishment of debt, stock-based compensation expense, indirect tax contingency costs, litigation reserves and other costs and expenses. Adjusted EBITDA is a key performance measure that our management team uses to assess our operating performance. We present Adjusted EBITDA because management believes it is helpful in highlighting trends in our operating results as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business. Moreover, it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.
Adjusted EBITDA has limitations as an analytical measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and other GAAP results.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, which includes purchases of property and equipment, purchases of intangible assets and capitalized software development costs (excluding capitalized stock-based compensation expense). We believe that Free Cash Flow is a meaningful indicator of liquidity for management and investors and, in particular, the amount of cash generated from operations that, after capital expenditures, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. A limitation of the use of Free Cash Flow is that it does not represent the total increase or decrease in our cash balance for the period. Free Cash Flow should not be considered in isolation or as an alternative to cash flows from operations and should be considered alongside our other financial liquidity measures, such as net cash provided by (used in) operating activities and our other GAAP results.
Net Leverage is defined as (a) total debt, less cash and cash equivalents plus payments due to sellers divided by (b) trailing twelve months Adjusted EBITDA. We believe that Net Leverage provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.
Adjusted Gross Margin is defined as (a) revenue less Adjusted Cost of Revenue (which is cost of revenue excluding stock-based compensation expense) divided by (b) revenue. We present Adjusted Gross Margin because management believes it is helpful in highlighting trends in our operating results as it excludes stock-based compensation expense, which is a non-cash expense.
Adjusted Sales and Marketing Expenses is defined as sales and marketing expenses excluding stock-based compensation expense. We present Adjusted Sales and Marketing Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.

Adjusted Operations and Support Expenses is defined as operations and support expenses excluding stock-based compensation expense. We present Adjusted Operations and Support Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes stock-based compensation expense, which is a non-cash expense.
Adjusted General and Administrative Expenses is defined as general and administrative expenses excluding stock-based compensation expense, acquisition related costs, debt refinancing costs, indirect tax contingency costs, litigation reserves and other costs and expenses that we do not consider to be representative of the ongoing financial performance of our core business. We present Adjusted General and Administrative Expenses because management believes it is helpful in highlighting trends in our expense management as it excludes certain items, such as stock-based compensation expense, which are non-cash or whose fluctuations from period-to-period do not necessarily correspond to changes in the operating results of our business.

STUBHUB HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)
Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$14,607	$(53,829)	$62,652	$(76,012)
Add (deduct):
Interest income	(12,236)	(10,365)	(22,762)	(18,667)
Interest expense	22,200	43,868	39,468	86,305
Benefit for income taxes	(2,375)	(17,594)	(5,206)	(26,088)
Other expense, net	—	352	—	352
Foreign currency (gains) losses	(3,864)	61,125	(24,454)	85,170
(Gains) losses on derivatives	(753)	1,499	(6,290)	834
Depreciation and amortization	9,815	6,412	17,708	12,756
Loss on extinguishment of debt	1,877	—	1,877	—
Acquisition-related costs(1)	—	125	—	250
Stock-based compensation expense(2)	69,008	2,037	100,014	7,531
Indirect tax contingency costs(3)	3,888	12,981	6,473	21,946
Litigation reserves(4)	3,378	—	7,871	—
Other costs and expenses(5)	113	7,731	391	7,911
Adjusted EBITDA	$105,658	$54,342	$177,742	$102,288

Revenue	$573,068	$430,295	$1,019,113	$827,902
Net income (loss) as a percentage of revenue	3%	(13)%	6%	(9)%
Adjusted EBITDA as a percentage of revenue	18%	13%	17%	12%
1.During the three months ended June 30, 2026 and 2025, we incurred zero and $0.1 million of transaction and integration costs, respectively. During the six months ended June 30, 2026 and 2025, we incurred zero and $0.3 million of transaction and integration costs, respectively. We do not consider these costs to be representative of the ongoing financial performance of our core business, and we do not expect these costs to be significant going forward.
2.During the three months ended June 30, 2026 and 2025, we recognized $69.0 million and $2.0 million of stock-based compensation expense, net of $27.7 million and zero capitalized for internally developed software, associated with RSUs, stock options and restricted stock, respectively. During the six months ended June 30, 2026 and 2025, we recognized $100.0 million and $7.5 million of stock-based compensation expense, net of $34.4 million and $0.2 million capitalized for internally developed software, associated with RSUs, stock options and restricted stock, respectively.
3.During the three months ended June 30, 2026 and 2025, we incurred $3.6 million and $12.5 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $0.2 million and $0.5 million of professional service costs, respectively. During the six months ended June 30, 2026 and 2025, we incurred $6.0 million and $20.9 million of expenses, respectively, associated with potential indirect tax contingencies for withholding obligations and $0.5 million and $1.1 million of professional service costs, respectively.
4.During the three months ended June 30, 2026 and 2025, we incurred $3.4 million and zero, respectively, and during the six months ended June 30, 2026 and 2025, we incurred $7.9 million and zero, respectively, for expenses due to a litigation-related loss contingency for specific matters for which we deemed loss to be probable as described in Note 12, “Commitments and Contingencies” to our interim condensed consolidated financial statements.
5.Represents (a) a one-time expense related to our initial public offering of $0.1 million and $0.4 million for the three and six months ended June 30, 2026, respectively, (b) a one-time expense to terminate an intellectual property rights licensing agreement of $7.7 million for the three and six months ended June 30, 2025 and (c) personnel-related costs related to our customer service office closure of $0.2 million for the six months ended June 30, 2025. We do not consider these expenses to be representative of the ongoing financial performance of our core business.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities(1)	$321,859	$19,320	$620,275	$177,641
Less: Capitalized software development costs	(11,785)	(8,846)	(19,414)	(15,075)
Less: Purchases of property and equipment	(416)	(291)	(585)	(798)
Less: Purchases of intangible assets	—	(467)	(44)	(942)
Free cash flow	$309,658	$9,716	$600,232	$160,826
TTM free cash flow(2)	$597,595	$20,803
1.Includes $21.7 million and $38.0 million of interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives, for the three months ended June 30, 2026 and 2025, respectively, and $44.3 million and $75.4 million for the six months ended June 30, 2026 and 2025, respectively.
2.Seasonal trends in our GMS and the timing of major events throughout the year impact free cash flow for any given quarter and can vary year to year. Trailing 12 months (“TTM”) free cash flow provides a longer-term view of our business that is less impacted by the seasonality of GMS and seller payments.
Reconciliation of Cost of Revenue to Adjusted Cost of Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Cost of revenue	$104,592	$75,132	$170,407	$137,588
Add (deduct):
Stock-based compensation expense	(2,460)	—	(3,114)	—
Adjusted cost of revenue	$102,132	$75,132	$167,293	$137,588
Reconciliation of Operations and Support Expenses to Adjusted Operations and Support Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Operations and support	$18,780	$13,960	$33,736	$26,126
Add (deduct):
Stock-based compensation expense	(317)	—	(459)	—
Adjusted operations and support	$18,463	$13,960	$33,277	$26,126

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Sales and marketing	$274,087	$235,206	$499,994	$454,110
Add (deduct):
Stock-based compensation expense	(5,002)	—	(7,409)	—
Adjusted sales and marketing	$269,085	$235,206	$492,585	$454,110
Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
General and administrative	$146,338	$74,529	$251,983	$145,428
Add (deduct):
Stock-based compensation expense	(61,229)	(2,037)	(89,032)	(7,531)
Litigation reserves	(3,378)	—	(7,871)	—
Indirect tax contingency costs	(3,888)	(12,981)	(6,473)	(21,946)
Acquisition-related costs	—	(125)	—	(250)
Other costs and expenses	(113)	(7,731)	(391)	(7,911)
Adjusted general and administrative	$77,730	$51,655	$148,216	$107,790
Reconciliation of Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Revenue	$573,068	$430,295	$1,019,113	$827,902
Cost of revenue	104,592	75,132	170,407	137,588
Stock-based compensation expense	(2,460)	—	(3,114)	—
Adjusted cost of revenue	102,132	75,132	167,293	137,588
Adjusted gross margin	$470,936	$355,163	$851,820	$690,314
Adjusted gross margin as a percentage of revenue	82%	83%	84%	83%

Reconciliation of Net Income (Loss) to TTM Adjusted EBITDA

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(in thousands)
Net income (loss)	$14,607	$48,045	$(535,313)	$(1,294,609)	$(53,829)	$(22,183)	$54,190	$(33,012)
Add (deduct):
Interest income	(12,236)	(10,526)	(10,833)	(12,912)	(10,365)	(8,302)	(9,832)	(11,045)
Interest expense	22,200	17,268	18,370	35,360	43,868	42,437	45,209	47,548
(Benefit) provision for income taxes	(2,375)	(2,831)	492,922	(106,240)	(17,594)	(8,494)	30,469	(16,815)
Other (income) expense, net	—	—	—	(4,904)	352	—	—	(1,907)
Foreign currency (gains) losses	(3,864)	(20,590)	3,361	1,133	61,125	24,045	(46,458)	19,519
(Gains) losses on derivatives	(753)	(5,537)	776	(1,471)	1,499	(665)	(721)	7,858
Depreciation and amortization	9,815	7,893	6,437	6,411	6,412	6,344	6,393	6,168
Acquisition-related costs	—	—	—	—	125	125	125	125
Loss on extinguishment of debt	1,877	—	3,038	15,454	—	—	—	—
Stock-based compensation expense	69,008	31,006	34,889	1,405,248	2,037	5,494	3,381	1,426
Indirect tax contingency costs	3,888	2,585	18,566	12,992	12,981	8,965	14,094	11,755
Litigation reserves	3,378	4,493	30,080	7,000	—	—	5,727	22,379
Other costs and expenses	113	278	362	4,031	7,731	180	1,789	1,751
Adjusted EBITDA	$105,658	$72,084	$62,655	$67,493	$54,342	$47,946	$104,366	$55,750
TTM Adjusted EBITDA	$307,890	$256,574	$232,436	$274,147	$262,404
Reconciliation of Net Cash Provided by (Used in) Operating Activities to TTM Free Cash Flow

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(in thousands)
Net cash provided by (used in) operating activities	$321,859	$298,416	$11,133	$3,795	$19,320	$158,321	$(149,448)	$12,357
Less: Capitalized software development costs	(11,785)	(7,629)	(8,690)	(7,767)	(8,846)	(6,229)	(521)	(521)
Less: Purchases of property and equipment	(416)	(169)	(223)	(372)	(291)	(507)	(340)	(646)
Less: Purchases of intangible assets	—	(44)	(257)	(256)	(467)	(475)	(316)	(588)
Free cash flow	$309,658	$290,574	$1,963	$(4,600)	$9,716	$151,110	$(150,625)	$10,602
TTM cash flow provided by operations	$635,203	$332,664	$192,569	$31,988	$40,550
TTM free cash flow	$597,595	$297,653	$158,189	$5,601	$20,803
Net interest payment(1)	$21,735	$22,603	$24,496	$39,629	$37,989
Change in payments due to buyers and sellers(2)	$198,842	$273,649	$(24,662)	$(29,555)	$(30,832)
1.Includes interest payments on our outstanding debt, net of cash received on the settlement of interest rate swap derivatives.
2.Includes change in payments due to buyers and sellers as noted in the condensed consolidated statements of cash flows.

Reconciliation of Net Leverage

	June 30,	December 31,
	2026	2025
	(in thousands, except percentages)
2024 Euro Term Loan	$515,575	$531,041
2024 USD Term Loan	904,187	1,004,187
Principal amount—senior credit facilities	1,419,762	1,535,228
Add (deduct):
Cash and cash equivalents	(1,693,051)	(1,241,587)
Payments due to sellers(1)	1,204,192	747,363
Net Debt	$930,903	$1,041,004
TTM Adjusted EBITDA	$307,890	$232,436
Net Leverage	3.0x	4.5x
1.Reported within payments due to buyers and sellers in notes to the condensed consolidated financial statements.